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                    GENERAL AMERICAN LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

                                 Anne M. Belden
                   Chief Financial Officer and Vice President

KNOW ALL MEN BY THESE PRESENTS, that I, Anne M. Belden, Chief Financial Officer and Vice President of General American Life Insurance Company, a Missouri company, do hereby constitute and appoint Michele H. Abate, Christine M. DeBiase, Andrew L. Gangolf, and John M. Richards, as my attorney-in-fact and agent, each of whom may act individually and none of whom is required to act jointly with any of the others, to sign and file on my behalf and to execute and file any instrument or document required to be filed as part of or in connection with or in any way related to, the Registration Statements and any and all amendments thereto filed by General American Life Insurance Company under the Securities Act of 1933 in connection with the registration of guarantees relating to the variable contracts listed below:

   .   First MetLife Investors Variable Annuity Account One
       File No. 033-74174 First COVA VA, Custom Select, Russell Select and
         Class VA, Class AA and Class B,
       File No. 333-96773 Class VA, Class AA, and Class B,
       File No. 333-96775 Class A,
       File No. 333-96777 Class XC,
       File No. 333-96785 Class L and Class L - 4 Year,
       File No. 333-96795 Class C,

   .   Paragon Separate Account A
       File No. 333-133674 AFIS,
       File No. 333-133699 Group American Plus,

   .   Paragon Separate Account B
       File No. 333-133671 Deutsche (DWS) C, Multi Manager C, Met Flex GVUL C,
         Morgan Stanley product, Putnam product, MFS product and Multi
         Manager III,
       File No. 333-133675 Deutsche (DWS) D, Multi Manager D, Met Flex GVUL D,
         Multi Manager II,

   .   Paragon Separate Account C
       File No. 333-133673 Fidelity C,
       File No. 333-133678 Fidelity D,

   .   Paragon Separate Account D
       File No. 333-133672 Individual Variable Life,
       File No. 333-133698 Joint and Last Survivor Variable Life,

and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. This Power of Attorney does not revoke any prior powers of attorney.

IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of April, 2016.

/s/ Anne M. Belden
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Anne M. Belden